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                          CERTIFICATE OF INCORPORATION

                                      OF

                              DATAREX SYSTEMS INC.


                    ________________________________________


         Article 1:     The name of the corporation is Datarex Systems Inc.

         Article 2: The address of the corporation's registered office in the State of Delaware is 410 South State St., in the City of Dover, County of Kent. The name of the corporation's registered agent at such address is Corporate Filing Service Inc.

         Article 3: The purpose of the corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of Delaware.

         Article 4: The total number of shares of all classes of stock which the corporation shall have authority to issue is Four Million (4,000,000) of which Three Million Five Hundred Thousand (3,500,000) shares shall be Common Stock, with a par value of $.01 per share ("Common Stock"), and Five Hundred Thousand (500,000) shares shall be Preferred Stock ("Preferred Stock"), with a par value of $.01 per share, issuable in one or more series.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of

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the shares of each class of stock are, so far as not inconsistent with the provisions of this Certificate of Incorporation or the General Corporate Law of the State of Delaware, as follows:

                                PREFERRED STOCK

         (a) The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided herein, and all shares of each series of Preferred Stock shall be identical and of equal rank except as to the time from which the cumulative dividends, if any, thereof shall be cumulative.

         (b) Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

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              (i)   the designation or designations of such series and the
     number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors, but not above any number or limit specified in such series) constituting such series;

              (ii) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

              (iii) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

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              (iv)  the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

              (v) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates);

              (vi) the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

              (vii) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, an any other terms and conditions applicable to such conversion or exchange;

              (viii) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior

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     as to dividends or upon liquidation, to the shares of such series;

              (ix) the conditions or restrictions, if any, upon the issuance of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

              (x) any other relative powers, preferences, participation rights, options or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series.

                                 COMMON STOCK

         Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

              (a) Common Stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors of the Corporation. Except as otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges; and

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              (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

              (c) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

              (d) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                               PREEMPTIVE RIGHTS

         No current or future holder of any stock of the Corporation, whether heretofore or hereafter issued, shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities (including bonds and debentures) convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

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         Article 5:     The name and mailing address of the sole incorporator
is David A. Garbus, Esq., c/o Hodgson, Russ, Andrews, Woods & Goodyear, 1800 One M&T Plaza, Buffalo, New York 14203.

         Article 6: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

         Article 7: Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Article 8: The Board of Directors of the Corporation may make By-laws and from time to time may alter, amend or repeal By-laws.

         Article 9: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Article 10: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for

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liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 29th day of July, 1986.

                                         /s/ David A. Garbus
                                       -----------------------------
                                             David A. Garbus